SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  4/30/2007
FILE NUMBER 811-1424
SERIES NO.: 12



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       87,710
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                       59,994
       Class C                                                       16,910
       Class R                                                        1,012
       Investor Class                                                30,886
       Institutional Class                                           11,937


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 11.19
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 10.63
       Class C                                                      $ 10.63
       Class R                                                      $ 11.10
       Investor Class                                               $ 11.25
       Institutional Class                                          $ 11.35